Exhibit 32
Certification of Periodic Financial Report by the Principal Executive Officer and
Principal Financial Officer
Solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Maxwell Technologies, Inc. (the “Company”), hereby certify that, based on our knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 7, 2018	MAXWELL TECHNOLOGIES, INC.

		By:	/s/ Franz Fink
Franz Fink
President and Chief Executive Officer
(Principal Executive Officer)

Date:	August 7, 2018	By:	/s/ David Lyle
David Lyle
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary
(Principal Financial Officer)

These certifications are not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates them by reference.